UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/30/2005

FREMONT MICHIGAN INSURACORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50926

MI	421609947
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

933 East Main Street, Fremont, MI 49412
(Address of Principal Executive Offices, Including Zip Code)

231-924-0300
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2005 the Board of Directors of Fremont Michigan InsuraCorp, Inc. (the "Company") appointed Marvin R. Deur, age 53 and formerly Vice President and Treasurer, as Senior Vice President of Administration and Treasurer. Mr. Deur will oversee the claims and policy services departments of the Company. On the same date the Board appointed Kevin G. Kaastra, age 35 and formerly Vice President and Controller, as Vice President of Finance. Mr. Kaastra will oversee the finance and accounting department. Mr. Kaastra is a certified public accountant and spent over 10 years in public accounting prior to joining the Company as its Controller in November 2003.

In a related matter Eugene A. Sawyer, Senior Vice President, announced that he will retire effective November 15, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: September 30, 2005.	By:	/s/ Kevin G. Kaastra
Kevin G. Kaastra
Vice President of Finance (principal financial and accounting officer)